MEMORANDUM OF TERMS

For Private Placement of Shares of Common Stock in Raven Biofuels International Corp.

STRICTLY C O N F I D E N T I A L

July ______, 2008

NONE OF THE SECURITIES TO WHICH THIS TERM SHEET RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

ACCORDINGLY, THE SECURITIES WHICH ARE THE SUBJECT OF THIS TERM SHEET ARE BEING OFFERED AND SOLD ONLY TO "ACCREDITED INVESTORS" AS DEFINED IN REGULATION D PROMULGATED UNDER THE 1933 ACT.

This Memorandum of Terms summarizes the principal terms with respect to a proposed private placement (the "Offering") of Shares of Common Stock (the "Shares") of Raven Biofuels International Corp. (the "Offeror"), a company incorporated in Nevada.

Basic Information & Definitions

Issuer:	Raven Biofuels International Corp. ("RVBF" or the "Offeror")
Form of Financing:	We are proposing a Private Placement of Units consisting of one Share and one Share purchase warrant (inferred 100% warrant coverage). The terms and conditions of the Share purchase warrants shall be outlined in Annex A.
Legal Form or Exemption:	Units would be offered via exemption of Registration, pursuant to Regulation S and/or Regulation D of the Securities and Exchange Act of 1933, as amended. As a result of this form of placement, this offering shall be made only to "accredited investors", "non-US persons" or financial institutions exempt from accreditation requirements.
Use of Proceeds:	Proceeds shall be used by RVBF for working capital and for the development of the Offeror's initial ethanol and green chemicals production facility.

Offering/Placement Information

Size:	2,000,000 Units
Price Per Unit:	The Price per Unit shall be set at $1.00 per Unit.
Timeline:	The Closing Date will be within 30 days from the execution of this term sheet. This timeline may be extended by an additional 30-day increment by the Offeror.

Delivery:

All shares remains in escrow until funds received from Purchaser are being released to the company. When a part or all of the funds are being released to the company, and upon the verification of Purchaser funds being received, the Offeror shall have its registered transfer agent issue appropriate evidence of ownership in a form acceptable to the Purchaser, pro rate the funds released. All settlement shall be in the form of physical delivery.

Documentation Procedures

State & Federal Filings:

The Offeror shall make all necessary filings to make such exemption offering valid with the Securities and Exchange Commission.

Subscription Agreement:

The Offeror shall prepare a Subscription Agreement that is acceptable to the Purchaser. Such Subscription Agreement shall require certain information relating to the "suitability" of this investment, as well as the inherent risks and financial qualifications of the Purchaser.

Compliance & Due Diligence

Due Diligence Information:

The Offeror shall present to the Purchaser all requested information and materials reasonably required for a complete Due Diligence Review. Any failure on the part of the Offeror to provide or afford access to such information, without written exemption by the Purchaser, shall provide cause for the Purchaser to cancel this Placement.

Board Seat

Board Seat

Purchaser will have to right to appoint a Board Member to the company

Other Items

Information Rights:	Unaudited quarterly financial and operating statements prepared in accordance with U.S. GAAP will be provided after the end of each quarterly period. Annual statements prepared in accordance with U.S. GAAP shall be audited.
Memorandum of Terms	This Term Sheet reflects binding commitment on both the Purchaser's and the Offeror's behalf to participate in this Offering until a definitive subscription agreement duly executed by the proposed parties thereto.
Closing Costs/Offering Expenses:	All costs and expenses (including legal counsel) incurred by the Offeror in connection with this Offering shall be borne by the Offeror from the Offering proceeds.
Confidentiality:	The Purchaser agrees to hold in strict confidence all information concerning the business and affairs of the Offeror obtained from the Offeror and its agents, and to use such information solely for the purpose of evaluating a proposed investment in the Shares. The Purchaser shall only make available such information to its financial and legal advisors as is necessary for the Purchaser to evaluate the contemplated investment.

Conclusion

These terms are the basis under which the Offeror is willing to proceed with this proposed placement. If acceptable, please acknowledge these terms and conditions by signing below, which shall then authorize the Offeror to commence with this placement.

Submitted by:

/s/

~~Ian Grant~~ John Sams
~~President~~ Chief Operations Officer
RAVEN BIOFUELS INTERNATIONAL CORP.

Date: July 3, 2008

Acknowledged and Agreed to by:

Clean Energy Holding Corp.

____

Date: July ____, 2008

ANNEX A

TERMS AND CONDITIONS
STOCK PURCHASE WARRANTS

Exercise Price:	The exercise price shall be set at $1.50 per share.
Length of Existence:	Two Years from Closing
Voting Rights:	None until Exercised.
Transferability:	The warrants shall not be transferable.
Protective Provisions:	The warrants shall contain standard protective provisions customary for these types of transactions.